Exhibit 99.2

CONTROL PERSONS AND EXECUTIVE OFFICERS OF THE REPORTING PERSONS*

Name and Business Address	Capacity in which Serves the Fund	Principal Occupation	Principal Business Address of Organization in which Principal Occupation is Conducted	Common Units Beneficially Owned**
T. Scott Martin 777 Taylor Street, Suite 810 Fort Worth, Texas 76102	Member of Investment Committee; Managing Member of the Fund’s General Partner and Manager	Managing Member of the Fund’s General Partner and Manager	777 Taylor Street, Suite 810 Fort Worth, Texas 76102	36,197***

R. Davis Ravnaas 777 Taylor Street, Suite 810 Fort Worth, Texas 76102	Member of Investment Committee; Managing Member of the Fund’s General Partner and Manager	President and Chief Financial Officer of the Issuer’s General Partner	777 Taylor Street, Suite 810 Fort Worth, Texas 76102	218,013****

Robert D. Ravnaas 777 Taylor Street, Suite 810 Fort Worth, Texas 76102	Member of Investment Committee; Managing Member of the Fund’s General Partner and Manager	Chairman and Chief Executive Officer of the Issuer’s General Partner	777 Taylor Street, Suite 810 Fort Worth, Texas 76102	482,315*****

* Each Covered Individual listed below disclaims beneficial ownership of Common Units, except to the extent of his or her pecuniary interest therein, if any.

** This column includes common units representing limited partner interests (“Common Units”) of Kimbell Royalty Partners, LP, a Delaware limited partnership (the “Issuer”), issuable upon exchange, on a one-for-one basis, of common units representing limited liability company interests (“Opco Common Units”) of Kimbell Royalty Operating, LLC, a Delaware limited liability company (the “Operating Company”), together with an equal number of Class B common units representing limited partner interests (“Class B Units”) of the Issuer.

*** T. Scott Martin directly owns 16,819 Common Units. Mr. Martin indirectly owns 4,268 Common Units directly held by T. Scott Martin Oil & Gas, LLC. Mr. Martin is the sole member of T. Scott Martin Oil & Gas, LLC. With respect to derivative securities of the Issuer, Mr. Martin indirectly owns (a) 15,022 Opco Common Units owned directly by Rivercrest Capital Partners LP (the “Fund”) and (b) 88 Opco Common Units owned directly by Cupola Royalty Direct, LLC. Mr. Martin is a Managing Member of Rivercrest Capital GP LLC, the General Partner of the Fund. Mr. Martin is also a member of Rivercrest Cupola LLC, a member of Cupola Royalty Direct, LLC.

**** R. Davis Ravnaas directly owns 181,116 Common Units. Mr. R. Davis Ravnaas indirectly owns (a) 21,103 Common Units owned directly by Westside Energy LLC and (b) 684 Common Units owned directly by Princeton Royalties, LLC. Mr. R. Davis Ravnaas is a member of Westside Energy LLC, a member of Princeton Royalties, LLC. With respect to derivative securities of the Issuer, Mr. R. Davis Ravnaas indirectly owns (a) 15,022 Opco Common Units owned directly by the Fund and (b) 88 Opco Common Units owned directly by Cupola Royalty Direct, LLC. Mr. R. Davis Ravnaas is a Managing Member of RCGP, the General Partner of the Fund. Mr. R. Davis Ravnaas is also a member of Rivercrest Cupola LLC, a member of Cupola Royalty Direct, LLC.

***** Robert D. Ravnaas directly owns 341,451 Common Units. Mr. Robert D. Ravnaas indirectly owns (a) 42,209 Common Units owned directly by Westside Energy, LLC, (b) 37,143 Common Units owned directly by RDR Ventures, LLC, (c) 35,034 Common Units owned directly by Brazos Minerals, L.L.C., (d) 10,000 Common Units owned directly by Kimbell GP Holdings, LLC and (e) 1,368 Common Units owned directly by Princeton Royalties, LLC. Mr. Robert D. Ravvnaas is the manager and a member of Westside Energy, LLC, the manager of RDR Ventures, LLC and a member of Princeton Royalties, LLC. Mr. Robert D. Ravnaas is also a member of Brazos Minerals, L.L.C. and the sole member of Rochelle Royalties, LLC, a member of Kimbell GP Holdings, LLC. With respect to derivative securities of the Issuer, Mr. Robert D. Ravnaas indirectly owns (a) 15,022 Opco Common Units owned directly by the Fund and (b) 88 Opco Common Units owned directly by Cupola Royalty Direct, LLC. Mr. Robert D. Ravnaas is a Managing Member of RCGP, the General Partner of the Fund. Mr. Robert D. Ravnaas is also a member of Rivercrest Cupola LLC, a member of Cupola Royalty Direct, LLC.